Exhibit 10.5

LIMITED WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT

This LIMITED WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is dated as of March 29, 2006, among Merisant Company, a Delaware corporation (the “Borrower”), Merisant Worldwide, Inc., a Delaware corporation, formerly known as Tabletop Holdings, Inc. (“Holdings”), each of the Requisite Lenders listed on the signature page hereto and Credit Suisse, Cayman Islands Branch (formerly Credit Suisse First Boston), as agent for the Lenders and Issuers (in such capacity, the “Administrative Agent”).

RECITALS

A.                                   The Borrower, Holdings, the Lenders, the Issuers, the Administrative Agent, Credit Suisse, Cayman Islands Branch (formerly Credit Suisse First Boston), as sole arranger and book manager, Wachovia Bank, National Association, as syndication agent, and JPMorgan Chase Bank, National Association (successor by merger to Bank One, NA) and Fortis Capital Corp., as co-documentation agents are parties to that certain Credit Agreement, dated as of July 11, 2003, as amended by that certain First Amendment to Credit Agreement, dated as of July 2, 2004, by that certain Second Amendment to Credit Agreement, dated as of October 20, 2004, and as amended by that certain Third Amendment to Credit Agreement, dated as of March 11, 2005 (as further amended or otherwise modified, the “Credit Agreement”).

B.                                     The Borrower and Holdings have requested a limited waiver from Requisite Lenders as a result of failure to comply with certain provisions of the Credit Agreement, specifically causing Events of Default under Sections 7.1(a), (b), (c), and (d), but, solely to the extent such Events of Default were caused by Borrower’s failure to apply payments on the SwissCo Intercompany Note to the Loans in accordance with Section 2.9(a)(ii). The Borrower and Holdings have also requested a limited waiver from the Requisite Lenders with respect to compliance with certain financial covenants as set forth herein.

C.                                     Additionally, Borrower has requested a waiver of its obligation to pay default interest pursuant to Section 2.10(c).

D.                                    The Borrower and Holdings have requested and agreed to modifications of certain provisions and covenants and the Requisite Lenders have agreed to such revisions subject to the terms and conditions set forth below.

E.                                      The Borrower, Holdings, and the Requisite Lenders have agreed to enter into this Amendment in accordance with Section 9.1(a) of the Credit Agreement to amend and modify the Credit Agreement, among other things, to reflect the changes described above.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Amendment, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1.                            Defined Terms.

(a)                                  Capitalized terms that are defined in this Amendment shall have the meanings ascribed in this Amendment to such terms. All other capitalized terms shall have the meanings ascribed to such terms in the Credit Agreement, as amended by this Amendment. Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular; references to the singular include the plural; the words “include,” “includes,” and “including” will be deemed to be followed by “without limitation”; and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The principles of interpretation set forth in Section 1.4 of the Credit Agreement shall apply to the provisions of this Amendment.

(b)                                 Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference contained in the Credit Agreement, each reference to “this Agreement”, “the Credit Agreement” and each other similar reference contained in the Credit Agreement and each reference contained in this Amendment to the “Credit Agreement” shall on and after the Amendment Effective Date refer to the Credit Agreement as amended by this Amendment. Any notices, requests, certificates and other instruments executed and delivered on or after the Amendment Effective Date may refer to the Credit Agreement without making specific reference to this Amendment but nevertheless all such references shall mean the Credit Agreement as amended by this Amendment unless the context otherwise requires. This Amendment constitutes a “Loan Document” as defined in the Credit Agreement.

ARTICLE 2

LIMITED WAIVER

2.1.                            Waiver of Certain Events of Default. Subject to the terms and conditions set forth herein, and in reliance on the representations and warranties of Borrower and Holdings, and each of their Subsidiaries, the Lenders waive each of the Events of Default set forth below to the extent such Event of Default was caused by the failure of the Borrower from time to time prior to the date hereof to apply payments on the SwissCo Intercompany Note to the Loans pursuant to Section 2.9(a)(ii):

(a)                                  each Event of Default under Section 7.1(a), resulting from the Borrower’s failure to make the required mandatory payments of the Loans pursuant to Section 2.9(a)(ii);

(b)                                 each Event of Default under Section 7.1(b), resulting from the Borrower’s breach of the representation and warranty that there is no Default or Event of Default, such representation and warranty having been made each time that a Loan was requested, each time Loan proceeds were received, each time a continuation and conversion was requested, and at the time of delivery of each Compliance Certificate;

(c)                                  each Event of Default under Section 7.1(c), resulting from the Borrower’s failure to comply with Section 5.7(i), which requires Borrower to promptly provide notice of any Event of Default to Administrative Agent and each Lender; and

(d)                                 each Event of Default under Section 7.1(d), resulting from the Borrower’s failure to notify the Administrative Agent in writing (as required pursuant to Section 2.9(h)) of the amount of mandatory prepayments made pursuant to Section 2.9(a)(ii) and the reason therefor.

2.2.                            Waiver of Compliance with Financial Covenants. Subject to the terms and conditions set forth herein, and in reliance on the representations and warranties of Borrower and Holdings, and each of their Subsidiaries, the Lenders waive compliance as of December 31, 2005 with the financial covenants set forth in Section 6.1 of the Credit Agreement (as in effect prior to giving effect to the waiver herein described), provided, that as of December 31, 2005, the Borrower was in compliance with the financial covenants set forth in Section 3.1(n) hereof.

2.3.                            Waiver of Default Interest. Subject to the terms and conditions set forth herein, and in reliance on the representations and warranties of the Borrower and Holdings, and each of their Subsidiaries, the Lenders waive the Borrower’s obligation to pay default interest pursuant to Section 2.10(c) on those portions of the Term Loans that were required to be repaid with proceeds of mandatory prepayments (as set forth above), but which were not repaid.

ARTICLE 3

AMENDMENTS

3.1.                            Amendments.

(a)                                  Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the proper alphabetical order:

“Consolidated First Lien Leverage Ratio” means, as at the last day of any Fiscal Quarter, the ratio of (a) Consolidated Total First Lien Debt on such day to (b) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on such day.

“Consolidated Total First Lien Debt” means, at any date, the aggregate principal amount of all outstanding Tranche A (Euro) Term Loans, plus the aggregate principal amount of all outstanding Tranche B Term Loans, plus the aggregate Revolving Credit Commitments (whether used or unused).

“One-Time Consolidated First Lien Leverage Ratio” means, for any day, the ratio of (a) One-Time Consolidated Total First Lien Debt on such day to (b) Consolidated EBITDA for the four consecutive Fiscal Quarters ended on or immediately prior to such day.

“One-Time Consolidated Total First Lien Debt” means, at any date, the aggregate principal amount of all outstanding Tranche A (Euro) Term Loans, plus the aggregate principal amount of all outstanding Tranche B Term Loans, plus the actual Revolving Credit Outstandings.

“Mandatory Prepayment Amount” means such amount of additional capital, the Net Cash Proceeds of which shall be not less than an amount sufficient to result in a One-Time Consolidated First Lien Leverage Ratio of less than or equal to 3.0x.

“Permitted Junior Lien Indebtedness” shall mean additional Indebtedness secured by Liens on the Collateral that are junior to the Liens granted pursuant to the Collateral Documents to the Secured Parties and guaranteed by Holdings and Subsidiary Guarantors; provided, however, that, (i) the aggregate principal amount of such Indebtedness plus the actual outstanding principal amounts of all Term Loans (calculated on a pro forma basis taking into account the paydown of the Term Loans following the Refinancing Transaction) plus the aggregate Revolving Credit Commitments shall not exceed $325,000,000, (ii) the Liens securing such Indebtedness shall be subordinated to the Liens in favor of Secured Parties on terms satisfactory to the Requisite Lenders, and shall specifically include, without limitation, the terms set forth on Schedule 6.2(xiv), (iii) the holders of such Indebtedness execute an intercreditor agreement on terms satisfactory to the Requisite Lenders, and (iv) the maturity and other terms in the agreement evidencing such Indebtedness shall be satisfactory to the Requisite Lenders.

“Refinancing Transaction” means the issuance or incurrence by Borrower of additional capital resulting in Net Cash Proceeds to the Borrower of not less than the Mandatory Prepayment Amount.

“Refinancing Transaction Closing Date” means the date the Refinancing Transaction becomes effective.

“SwissCo 2 Revolving Note” means a promissory note made by the Borrower in favor of SwissCo 2, which shall contain the following terms:  (a) the note shall mature in 2011; (b) the interest rate shall be equal to LIBO plus 0.25% per annum, or such other rate as may be prescribed by applicable law; and (c) principal shall be due and payable on the maturity date of such note.

(b)                                 The definition of “Applicable Margin” is revised in its entirety to read as follows:

“Applicable Margin” means:

during the period commencing on March 29, 2006 to but not including the Refinancing Transaction Closing Date, a per annum rate equal to the rate set forth below opposite the applicable type of Loan for the specified period:

	Applicable Margin for Revolving Loans and Swing Loans		Applicable Margin for Tranche A (Euro) Term Loans	Applicable Margin for Tranche B Term Loans
Date	LIBO Rate Loans	Base Rate Loans	LIBO Rate Loans	LIBO Rate Loans	Base Rate Loans
March 29, 2006 through June 30, 2006	4.25%	3.00%	4.25%	4.25%	3.00%

July 1, 2006 through September 30, 2006	5.25%	4.00%	5.25%	5.25%	4.00%

October 1, 2006 and thereafter	6.25%	5.00%	6.25%	6.25%	5.00%

; and on and after the Refinancing Transaction Closing Date, a per annum rate equal to the rate set forth below opposite the applicable type of Loan and the then applicable Consolidated First Lien Leverage Ratio (determined for the period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which Financial Statements have been delivered pursuant to Section 5.1(a) or (b) set forth below):

Consolidated First	Applicable Margin for Revolving Loans and Swing Loans		Applicable Margin for Tranche A (Euro) Term Loans	Applicable Margin for Tranche B Term Loans
Lien Leverage Ratio	LIBO Rate Loans	Base Rate Loans	LIBO Rate Loans	LIBO Rate Loans	Base Rate Loans
Greater than 3.00x	4.00%	2.75%	4.00%	4.00%	2.75%

Equal to or less than 3.00x	3.25%	2.00%	3.25%	3.25%	2.00%

Changes in the Applicable Margin resulting from changes in the Consolidated First Lien Leverage Ratio shall become effective as to all Loans on the date that is 3 Business Days after the date on which Financial Statements are delivered to the Lenders pursuant to Section 5.1(a) or (b) of this Agreement and shall remain in effect until the next change to be effected pursuant to this paragraph. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Consolidated First Lien Leverage Ratio), if any financial statements referred to above are not delivered within the time periods specified in Section 5.1(a) or (b) of this Agreement, then the Applicable Margin from and including the date on which such respective financial statements were so required to be delivered to but not including the date that is 3 Business Days after the date on which such financial statements are delivered, shall equal the highest rate set forth in each column of the appropriate chart above. Each determination of the Consolidated First Lien Leverage Ratio pursuant to the second chart above shall be made in a manner consistent with the determination thereof pursuant to Section 6.1(i) of this Agreement.

(c)                                  The definition of “Asset Sale” is revised in its entirety to read as follows (with the new language underlined for convenience):

“Asset Sale” means ~~(i)~~ any Disposition of property or series of related Dispositions of property (excluding any Disposition permitted by clause (i), (ii), (iii), (iv), ~~(v), (vi), (viii)~~ or (ix) of Section 6.5 but including any Disposition permitted by clause (vii) of Section 6.5) that yields gross proceeds to Holdings, the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000 or, whether or not related Dispositions, that yields gross proceeds in excess of $1,000,000 in the aggregate after March [    ], 2006~~, and (ii) notwithstanding the exclusion from clause (i) above of any Disposition permitted by clause (v) of Section 6.5, any Receivable Qualifying Asset Sale~~.

(d)                                 Clause (j) in the definition of “Consolidated EBITDA” is revised in its entirety to read as follows:

“(j) any extraordinary or non-recurring cash losses or expenses arising from restructuring not to exceed in the aggregate since October 1, 2002 (A) if such period ends prior to January 1, 2004, $8,600,000, (B) if such period begins on or after January 1, 2004 and such period ends prior to January 1, 2006, $14,600,000, (C) if such period begins on or after January 1, 2006, $11,000,000 with respect to any such non-recurring cash losses or expenses arising from the implementation of the Borrower’s plan known as “Project Arrow” and related restructuring, $4,000,000 with respect to any such non-recurring cash losses or expenses arising from the transition from H.J. Heinz Company to ACH Food Companies, Inc. as exclusive distributor to Borrower and its Subsidiaries in the United States; and any cash expenses incurred in connection with any waiver of a Default or Event of Default and any amendment to this Agreement, including the Limited Waiver and Fourth Amendment dated as of March 29, 2006, including the fees and expenses of any attorneys and financial advisers retained by the Administrative Agent pursuant to Section 9.3 hereof with respect to any such waiver or amendment;”

(e)                                  A new clause (n) is added to the definition of “Consolidated EBITDA” to read in as follows:

“and (n) expenses incurred by the Borrower or any Subsidiary prior to January 1, 2007 in connection with the development and commercialization of the all-natural, zero-calorie sweetener to be marketed under the Sweet Simplicity™ trademark, in an amount not to exceed in the aggregate $3,000,000.”

(f)                                    The definition of “Consolidated Interest Expense” is revised in its entirety to read as follows (with the amended language blacklined for convenience):

“Consolidated Interest Expense” means, for any period: (a) ~~the sum of (i)~~ total cash interest expense (including that attributable to Capital Lease Obligations) for such period (including all commissions, discounts and other fees and charges associated with Indebtedness (including the Loans) or owed with respect to letters of credit and bankers’ acceptance financing, amortization or write-off of debt discount and debt issuance costs and net costs under Interest Rate Contracts to the extent such net costs are allocable to such period in accordance with GAAP) ~~plus (ii) any interest accrued during such period in respect of Indebtedness that is required to be capitalized rather than included in consolidated interest for such period in accordance with GAAP~~; MINUS (b) the sum of (i) net gains under Interest Rate Contracts to the extent such gains are allocable to such period in accordance with GAAP PLUS (ii) any cash interest income for such period, all determined for the Borrower and its Subsidiaries on a consolidated basis in conformity with GAAP.

(g)                                 Section 2.9(a) is revised in its entirety to read as follows (with the new language underlined for convenience):

“(a)                            Upon receipt by Holdings, the Borrower or any of its Subsidiaries of (i) Net Cash Proceeds arising from an Asset Sale, Recovery Event or Debt Issuance, the Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to 100% of such Net Cash Proceeds; (ii) [Intentionally Deleted]; ~~or~~ (iii) Net Cash Proceeds arising from an Equity Issuance, the Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to 50% of such Net Cash Proceeds; or (iv) Net Cash Proceeds arising from the Refinancing Transaction, the Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to the Mandatory Prepayment Amount; provided, however, that in the case of any Net Cash Proceeds constituting the Reinvestment Deferred Amount with respect to a Reinvestment Event, the Borrower shall prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Event, if any, on the Reinvestment Prepayment Date with respect to such Reinvestment Event; provided, however, that the amount of Net Cash Proceeds received in the same Fiscal Year from one or more Reinvestment Events that may be specified as Reinvestment Deferred Amounts in one or more Reinvestment Notices shall not exceed $20,000,000 in the aggregate for all such Net Cash Proceeds so received. Any such mandatory prepayment shall be applied in accordance with Section 2.9(c) below.

(h)                                 Section 2.9(c) is revised in its entirety to read as follows (with the new language underlined for convenience):

“(c)                            Any prepayments made by the Borrower required to be applied in accordance with this Section 2.9(c) shall be applied as follows: first, to prepay the outstanding principal balance of the Term Loans, until such Term Loans shall have been prepaid in full; second, to repay the outstanding principal balance of the Swing Loans, until such Swing Loans shall have been repaid in full; third, to repay the outstanding principal balance of the Revolving Loans, until such Revolving Loans shall have been paid in full; and then, to provide cash collateral for any Letter of Credit Obligations in the manner set forth in Section 7.3 until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein. All prepayments of the Term Loans made pursuant to this Section 2.9 (other than with respect to Section 2.9(a)(iv)) shall be applied to reduce ratably the remaining installments of such outstanding principal amounts of the Term Loans of both Tranches on a pro rata basis; and all prepayments of the Term Loans pursuant to Section 2.9(a)(iv) shall be applied to reduce the remaining installments of such outstanding principal amounts of the Term Loans of both Tranches on a pro rata basis in the inverse order of maturity. All repayments of Revolving Loans and Swing Loans required to be made pursuant to Section 2.9(a) or (b) (or which would be required to be made had the outstanding Revolving Loans and Swing Loans equaled the Revolving Credit Commitments then in effect) shall result in a permanent reduction of the Revolving Credit Commitments as provided in Section 2.5(b).”

(i)                                     Section 2.9(f) is revised in its entirety to read as follows:

“[Intentionally Deleted.]”

(j)                                     Section 2.10(c) is revised by adding the following paragraph to the end thereof:

“By written notice to the Borrower given by the Administrative Agent acting upon the direction of the Requisite Lenders, the Requisite Lenders may require the Borrower to pay, and the Borrower shall pay, interest during the continuance of an Event of Default on the principal amount of all outstanding Loans (a) prior to the Refinancing Transaction Closing Date, at the highest rate set forth in each column of the chart set forth in the definition of “Applicable Margin”, or (b) on or after the Refinancing Transaction Closing Date, at the per annum rate equal to the rate otherwise applicable to such Loan plus 2.00% per annum. This paragraph is not intended to modify the preceding paragraph of this Section 2.10(c), which governs the rate of interest on any principal of any Loan that has become due and payable (the “Past Due Principal Rate”). For purposes of clarity, it is agreed that at all times that the Past Due Principal Rate is in effect with respect to any principal of any Loan pursuant to such preceding paragraph, the interest rate payable in respect of such principal of such Loan shall be governed by such preceding paragraph and not by this paragraph.”

(k)                                  Section 2.12(b)(ii) is revised by replacing the proviso at the end thereof with the following language:

“provided, however, that during the continuance of an Event of Default under Section 7.1(a) in respect of principal or interest, such fee shall be increased by 2.00% per annum and shall be payable on demand, and during the continuance of any other Event of Default, by written notice to the Borrower given by the Administrative Agent acting upon the direction of the Requisite Lenders, the Requisite Lenders may require that (a) prior to the Refinancing Transaction Closing Date, such fee shall be equal to the highest rate for LIBO Rate Loans set forth on the chart set forth in the definition of “Applicable Margin” and shall be payable on demand, or (b) on or after the Refinancing Transaction Closing Date, such fee shall be increased to the per annum rate equal to the rate otherwise applicable to such fee plus 2.00% per annum and shall be payable on demand.”

(l)                                     Section 4.22 is amended in its entirety to read as follows:

Section 4.22 Proprietary Rights; Foreign Trademarks.

(a) Either the Borrower or a Wholly Owned Subsidiary of the Borrower owns all proprietary rights to any products (including without limitation sweetener products) with respect to which the Borrower, Holdings, or any of their respective Subsidiaries has made or incurred any expenditures, direct or indirect, including without limitation overhead, or permitted their employees to devote any of their time to developing, marketing, manufacturing, or distributing.

(b) Schedule 4.22 (together with any future written updates that Borrower delivers to the Administrative Agent) sets forth a true and complete list of each of the Foreign Trademarks.

(m)                               A new Section 5.13 is added as follows:

Section 5.13 Corporate Restructuring. The Borrower shall use diligent efforts to undertake such corporate actions, including, without limitation, the consolidation or dissolution of intermediary Foreign Subsidiaries as may be necessary and prudent to result in all of the Capital Stock of SwissCo 2 being owned directly by a Loan Party. To the extent that, and only for so long as, SwissCo 2’s payment of dividends to the Borrower would be (i) adverse to the Borrower’s business, property, operations or condition (financial or otherwise), (ii) not permitted by applicable law or (iii) subject to any necessary corporate or governmental approvals that have not been received and remain in effect, SwissCo 2 may make loans to the Borrower pursuant to the SwissCo Note in lieu of paying dividends.

(n)                                 Section 6.1 is amended in its entirety to read as follows:

(a)                                  Consolidated Leverage Ratio. Each of the Borrower and Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive Fiscal Quarters of the Borrower ending with any Fiscal Quarter set forth below to exceed the ratio set forth below opposite such Fiscal Quarter:

Quarter-End Date	Consolidated Leverage Ratio
December 31, 2005	9.80x
March 31, 2006	9.80x
June 30, 2006	9.80x
September 30, 2006	9.80x
December 31, 2006	9.80x
March 31, 2007	8.00x
June 30, 2007	8.00x
September 30, 2007	7.50x
December 31, 2007	7.50x
March 31, 2008	7.50x
June 30, 2008	7.25x
September 30, 2008	7.25x
December 31, 2008	7.00x
March 31, 2009 and thereafter	7.00x

(b)                                 Consolidated Interest Coverage Ratio. Each of the Borrower and Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, permit the Consolidated Interest Coverage Ratio for any period of four consecutive Fiscal Quarters of the Borrower ending with any Fiscal Quarter set forth below to be less than the ratio set forth below opposite such Fiscal Quarter:

Quarter-End Date	Consolidated Interest Coverage Ratio
December 31, 2005	1.00x
March 31, 2006	1.00x
June 30, 2006	1.00x
September 30, 2006	1.00x
December 31, 2006	1.00x
March 31, 2007	1.20x
June 30, 2007	1.20x
September 30, 2007	1.30x
December 31, 2007	1.30x
March 31, 2008	1.30x
June 30, 2008	1.30x
September 30, 2008	1.35x
December 31, 2008	1.35x
March 31, 2009 and thereafter	1.40x

(c)                                  Consolidated Fixed Charge Coverage Ratio. Each of the Borrower and Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive Fiscal Quarters of the Borrower ending with any Fiscal Quarter set forth below to be less than the ratio set forth below opposite such Fiscal Quarter:

Quarter-End Date	Consolidated Fixed Charge Coverage Ratio
December 31, 2005	0.65x
March 31, 2006	0.65x
June 30, 2006	0.65x
September 30, 2006	0.65x
December 31, 2006	0.65x
March 31, 2007	0.75x
June 30, 2007	0.75x
September 30, 2007	0.80x
December 31, 2007	0.80x
March 31, 2008	0.80x
June 30, 2008	0.80x
September 30, 2008	0.80x
December 31, 2008	0.80x
March 31, 2009 and thereafter	0.80x

(d)                                 Consolidated Senior Leverage Ratio. Each of the Borrower and Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, permit the Consolidated Senior Leverage Ratio for any period of four consecutive Fiscal Quarters of the Borrower ending with any Fiscal Quarter set forth below to exceed the ratio set forth below opposite such Fiscal Quarter:

Quarter-End Date	Consolidated Senior Leverage Ratio
December 31, 2005	6.00x
March 31, 2006	6.00x
June 30, 2006	6.00x
September 30, 2006	6.00x
December 31, 2006	5.25x
March 31, 2007	5.00x
June 30, 2007	5.00x
September 30, 2007	5.00x
December 31, 2007	5.00x
March 31, 2008	5.00x
June 30, 2008	4.75x

Quarter-End Date	Consolidated Senior Leverage Ratio
September 30, 2008	4.75x
December 31, 2008	4.75x
March 31, 2009 and thereafter	4.60x

(e)                                  Minimum Consolidated EBITDA. During the period commencing on March 29, 2006 to, but not including the Refinancing Transaction Closing Date, each of the Borrower and Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, permit Consolidated EBITDA for any period set forth in the table below to be less than the applicable corresponding amount set forth below. This test will not be applicable after the Refinancing Transaction Closing Date.

Period	Consolidated EBITDA
The Fiscal Quarter ending March 31, 2006	$5,400,000
The two Fiscal Quarters ending June 30, 2006	$16,600,000
The three Fiscal Quarters ending September 30, 2006	$32,500,000

(f)                                    One-Time Consolidated First Lien Leverage Ratio. Simultaneously with the closing of any Refinancing Transaction, the Borrower shall deliver a certificate of a Responsible Officer stating that, as of such date, after giving effect to the application of the proceeds of such Refinancing Transaction, the One-Time Consolidated First Lien Leverage Ratio for the period of four consecutive Fiscal Quarters ending immediately prior to such day is less than or equal to 3.00x.

(g)                                 Consolidated First Lien Leverage Ratio. Following the closing of any Refinancing Transaction, each of the Borrower and Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, permit the Consolidated First Lien Leverage Ratio for any four consecutive Fiscal Quarters of the Borrower ending with any Fiscal Quarter set forth below to exceed the ratio set forth below opposite such Fiscal Quarter. This test will not be applicable prior to the Refinancing Transaction Closing Date.

Quarter-End Date	Consolidated First Lien Leverage Ratio
June 30, 2006 (if any Refinancing Transaction shall have closed prior to such date)	3.25x
September 30, 2006 (if any Refinancing Transaction shall have closed prior to such date)	3.25x

Quarter-End Date	Consolidated First Lien Leverage Ratio
December 31, 2006 (if any Refinancing Transaction shall have closed prior to such date)	3.00x
March 31, 2007	3.00x
June 30, 2007	2.50x
September 30, 2007	2.50x
December 31, 2007	2.50x
March 31, 2008	2.50x
June 30, 2008	2.50x
September 30, 2008	2.50x
December 31, 2008	2.50x
March 31, 2009 and thereafter	2.25x

(o)                                 Section 6.2 is amended in its entirety to read as follows (with the new language underlined for convenience):

Section 6.2                                   Indebtedness. Each of the Borrower and Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(i)                                     Indebtedness of any Loan Party pursuant to any Loan Document;

(ii)                                  Indebtedness (v) of the Borrower to SwissCo 2 from time to time in an aggregate principal amount not to exceed $200,000,000, plus accrued interest thereon, pursuant to the SwissCo 2 Revolving Note, (w) of Holdings to Borrower permitted under Section 6.6(iii) hereof, (x) of the Borrower to any Wholly Owned Subsidiary Guarantor or of any Wholly Owned Subsidiary Guarantor to the Borrower or any Wholly Owned Subsidiary Guarantor, (y) of any Excluded Foreign Subsidiary to any other Excluded Foreign Subsidiary or (z) of any Excluded Foreign Subsidiary to the Borrower or any Subsidiary Guarantor provided, however, that the Investment in the intercompany loan to such Excluded Foreign Subsidiary pursuant to this subclause (ii)(z) is permitted under Section 6.8(vii)(z) or Section 6.8(xii);

(iii)                               Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Subsidiary; provided that the amount of any such obligation guaranteed by the Borrower or any of its Subsidiaries shall not exceed $1,000,000 in the aggregate for the Borrower and all of its Subsidiaries;

(iv)                              Indebtedness (other than Hedging Contracts or the Senior Subordinated Initial Notes) outstanding on March 29, 2006 and listed on Schedule 6.2 and any ~~refinancings, refundings,~~ renewals or extensions thereof (that does not shorten the maturity of, or increase the principal amount of (other than to include any premium or fee payable in connection with such refinancing, refunding, renewal or extension), and that otherwise is on terms no less favorable to the Borrower or such Subsidiary (taken as a whole) than, the Indebtedness being ~~refinanced, refunded,~~ renewed or extended;

(v)                                 Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 6.3(vi) in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding; provided, that, during the period commencing on March 29, 2006 to but not including the Refinancing Transaction Closing Date, Borrower shall only be permitted to maintain Capital Lease Obligations that are in existence as of March 29, 2006 and are listed on Schedule 6.2(v), and to incur additional Capital Lease Obligations relating to the information technology of Borrower or its Subsidiary Guarantors;

(vi)                              [Intentionally Deleted.];

(vii)                           Interest Rate Contracts ~~outstanding on the date hereof and listed on Schedule 6.2~~ in respect of Indebtedness that bears interest at a floating rate, so long as such agreements are not entered into for speculative purposes and are either (x) with a Lender as counterparty or (y) are unsecured;

(viii)                        Foreign Overdraft Guarantees in an aggregate amount not to exceed $5~~10~~ million at any time outstanding, provided that no such Guarantee Obligation shall be outstanding for more than two Business Days after the date of incurrence thereof, provided, however, that, during the period commencing on March 29, 2006 to but not including the Refinancing Transaction Closing Date, no Foreign Overdraft Guarantees shall be permitted to be incurred or outstanding;

(ix)                                in addition to Indebtedness otherwise expressly permitted by this Section 6.2, Indebtedness incurred by the Borrower or any of its Subsidiaries in an aggregate amount not to exceed $5,000,000 at any one time outstanding, provided, however, that, during the period commencing on March 29, 2006 to but not including the Refinancing Transaction Closing Date, no Indebtedness may be incurred pursuant to this clause (ix);

(x)                                   Indebtedness of the Borrower and the Subsidiary Guarantors consisting of the Senior Subordinated Initial Notes issued by the Borrower (and guaranteed by the Subsidiary Guarantors) under the Senior Subordinated Notes Indenture;

(xi)                                [Intentionally Deleted.];

(xii)                             any Indebtedness of Holdings consisting of Holdings Permitted PIK Notes the aggregate principal amount of which (excluding the principal amount of any such Holdings Permitted PIK Notes duly issued as pay-in-kind notes in lieu of payment of cash interest thereon), when added to the liquidation preference of any Holdings Permitted Preferred Stock issued on or after the Closing Date, does not exceed $100,000,000 in the aggregate for all Holdings Permitted PIK Notes and Holdings Permitted Preferred Stock issued on or after the Closing Date;

(xiii)                          Indebtedness of (x) the Borrower or any Subsidiary of the Borrower assumed in connection with any acquisition of the assets of any Person pursuant to an Investment permitted under Section 6.8(x) or (y) a Person that becomes a direct or indirect Wholly Owned Subsidiary as a result of any acquisition pursuant to an Investment permitted under Section 6.8(x), so long as, in the case of clause (x) or (y), such Indebtedness existed immediately prior to such acquisition and was not created in anticipation of such acquisition, and any refinancing, refunding, renewal or extension thereof (that does not shorten the maturity of, or increase the principal amount of (other than to include any customary premium or fee payable in connection with such refinancing, refunding, renewal or extension), and that otherwise is on terms no less favorable to the Borrower or such Subsidiary (taken as a whole) than, the Indebtedness being refinanced, refunded, renewed or extended; provided, however, that the aggregate amount of all such Indebtedness of the Borrower and its Subsidiaries pursuant to this clause (xiii) does not exceed $30,000,000 outstanding at any time; provided, however, that, during the period commencing on March [   ], 2006 to but not including the Refinancing Transaction Closing Date, no Indebtedness may be incurred pursuant to this clause (xiii); ~~and~~

(xiv)                         Indebtedness of the Borrower and the Subsidiary Guarantors consisting of Permitted Junior Lien Indebtedness; and

(xv)                            Guarantee Obligations (x) by any Loan Party of any Indebtedness of any Loan Party incurred pursuant to Section 6.2(ix) or 6.2(xiv) or (y) by any Excluded Foreign Subsidiary of any Indebtedness of any Excluded Foreign Subsidiary incurred pursuant to clause Section 6.2(ix).

(p)                                 Section 6.3 is amended to revise the following provisions:

(i)                                     Section 6.3(ix) and Section 6.3(x) are amended in their entirety to read as follows:

“[Intentionally Deleted.]”

(ii)                                  In Section 6.3(xi), the word “and” at the end of the paragraph is hereby deleted.

(iii)                               In Section 6.3(xii), the “.” at the end of the paragraph is hereby deleted and replaced with “;”.

(iv)                              A new Section 6.3(xiii) is hereby added to read as follows:

“Liens that secure Indebtedness permitted under Section 6.2(xiv); and”

(v)                                 A new Section 6.3(xiv) is hereby added to read as follows:

“an escrow account with a nationally recognized financial institution designated by the Borrower into which the Borrower or a Subsidiary of the Borrower may deposit an amount up to $3,000,000 in connection with a termination agreement entered into with H.J. Heinz Company for the purpose of reimbursing H.J. Heinz Company for promotional allowances incurred in accordance with the distribution agreements by and between Merisant US, Inc. and Heinz U.S.A., a division of H.J. Heinz Company, for a period of time after the termination of such distribution agreements not to exceed ninety (90) days, except that up to $500,000 may be retained in such escrow account for up to an additional forty-five (45) days.”

(q)                                 Sections 6.5(v), (vi) and (viii) are amended in their entirety to read as follows:

“[Intentionally Deleted.]”

(r)                                    Section 6.5(vii) is amended in its entirety to read as follows:

“(vii)                     the Disposition of other property (other than Capital Stock of the Borrower or any Included Subsidiary) having a Fair Market Value not to exceed $10~~25~~,000,000 in the aggregate for all such Dispositions in any Fiscal Year; provided, however, that, during the period commencing on March [     ], 2006 to but not including the Refinancing Transaction Closing Date no Dispositions shall be permitted pursuant to the foregoing provisions of this clause (vii); provided further that, Dispositions related to the Borrower’s plan known as “Project Arrow” and related restructuring, shall be permitted notwithstanding the foregoing provisions of this clause (vii).”

(s)                                  Section 6.6(ii) is amended in its entirety to read as follows:

“(ii)                            the Borrower may pay dividends to Holdings to permit Holdings to accrue management fees expressly permitted by the last sentence of Section 6.10; provided, that such accrued management fees shall not be payable or paid until all Obligations have been repaid in full and all Commitments have been cancelled or terminated;”

(t)                                    Section 6.6(iii) is amended in its entirety to read as follows:

“(iii)                         the Borrower may:

(x)                                   pay dividends to Holdings to permit Holdings to pay:  (1) corporate overhead expenses incurred in the ordinary course of business; and (2) any taxes that are due and payable by Holdings and the Borrower as part of a consolidated, combined or unitary group, provided that the aggregate amount of the payments in clauses (1) and (2) above shall not exceed $500,000 in any Fiscal Year; and provided further that, notwithstanding anything to the contrary in this Section 6.6(iii)(x):

(A)                              transfers during Fiscal Year 2006 for the purposes set forth in clause (1) above may be made in an aggregate amount up to $780,000 in the form of loans or in the form of dividends by the Borrower to Holdings, and may be used (i) to pay corporate overhead expenses incurred and accrued during fiscal year 2005 for printing fees for registration of the exchange offer for Holdings’ Senior Subordinated Discount Notes, legal fees, audit fees, tax advice, and printing fees, accounting fees and filing fees in connection with 10-Q and 8-K filings, and (ii) to pay corporate overhead expenses incurred in the ordinary course of business in fiscal year 2006;  and

(B)                                transfers made during fiscal year 2006 for the purposes set forth in clause (2) above may be made in the form of loans or in the form of dividends by the Borrower to Holdings, so long as the aggregate principal amount of such loans does not exceed $100,000; and

(y)                                 pay dividends to Holdings or make loans to Holdings to permit Holdings to pay any IDS Transaction Expenses not to exceed in the aggregate $50,000;”

(u)                                 Section 6.6(vi) is amended in its entirety to read as follows:

“(vi)                        the Borrower may repay up to an aggregate of $2,000,000 per year of the Indebtedness under the SwissCo 2 Revolving Note.”

(v)                                 Section 6.8, clauses (v) - (xi) are amended in their entirety to read as follows:

“(v)                           [Intentionally Deleted];

(vi)                              investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

(vii)                           intercompany Investments by (x) Holdings, the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to and immediately after such Investment, is a Wholly Owned Subsidiary Guarantor; (y) any Excluded Foreign Subsidiary in any other Excluded Foreign Subsidiary; and (z) the

Borrower or any Subsidiary Guarantor in any Excluded Foreign Subsidiary, provided, however, that the aggregate outstanding amount of any Investments pursuant to this subclause (vii)(z) shall not exceed $15,000,000 at any one time outstanding, provided, however, that, during the period commencing on March 29, 2006 to but not including the Refinancing Transaction Closing Date, such $15,000,000 shall be reduced to $5,000,000;

(viii)                        any Indebtedness permitted by Section 6.2(ii);

(ix)                                [Intentionally Deleted];

(x)                                   in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $10,000,000 per Fiscal Year and $30,000,000 in the aggregate during the period beginning on the Closing Date and ending on the Tranche B Term Loan Maturity Date; provided, however, that in the case of any acquisition pursuant to an Investment permitted under this Section 6.8(x), the cost of such Investment shall include the amount of any Indebtedness permitted under Section 6.2(xiii) that is assumed by the Borrower or any of its Subsidiaries in connection with, or of any Person that becomes a Wholly Owned Subsidiary as a result of, such acquisition; provided, however, that, during the period commencing on March 29, 2006 to but not including the Refinancing Transaction Closing Date, such $30,000,000 shall be reduced to $5,000,000;

(xi)                                loans made by the Borrower to members of its senior management and evidenced by promissory notes in an aggregate amount not exceeding the amount shown on Schedule 6.8(xi) which is currently outstanding as of March 29, 2006 ~~$5,500,000 during the period beginning on the Formation Date and ending on the Tranche B Term Loan Maturity Date~~ to the extent such loans are not in violation of the Sarbanes-Oxley Act, provided that such promissory notes shall have been and shall be delivered to the Administrative Agent to be held in pledge for the benefit of the Secured Parties as Collateral under the Security Agreement;”

(w)                               A new Section 6.8(xiv) is added as follows:

“(xiv)                   Investments by the Borrower in the limited liability company interests of Whole Earth Sweetener Company LLC pursuant to a purchase and sale agreement with terms satisfactory to the Requisite Lenders and containing an aggregate purchase price not to exceed $1,000.”

(x)                                   Section 6.9 (Special Purpose Subsidiary) is amended in its entirety to read as follows:

“[Intentionally Deleted]”

(y)                                 Section 6.11 is hereby amended to add the following to the end of the paragraph:

“; provided, however, that, during the period commencing on March 29, 2006 to but not including the Refinancing Transaction Closing Date, no transactions of the nature described in this Section 6.11 shall be permitted.”

(z)                                   Section 6.16 (Amendments to the SwissCo Intercompany Note; Principal Amount) is amended in its entirety to read as follows:

“[Intentionally Deleted]”

(aa)                            A new Section 6.19 is hereby added to read as follows:

“Section 6.19  Restriction Regarding New Ventures. Each of Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, make or incur any expenditures, including without limitation overhead, in connection with, or permit any of their employees or management to devote any of their time to, the development, marketing, manufacturing, or distribution of any products (including, without limitation, sweetener products), or any other related or similar function, unless all proprietary rights to such products are wholly owned by the Borrower or a Wholly Owned Subsidiary of Borrower; provided, that, this Section 6.19 shall not apply to transactions with entities that are not Affiliates of the Borrower that are consistent with practices in the ordinary course of Borrower’s business or otherwise consistent with Borrower’s existing manufacturing production methods, lines of business, and products. Notwithstanding the foregoing, this Section shall not be deemed to limit ownership of proprietary rights by Merisant Sweetener (Philippines), Inc. (“Merisant Philippines”)  and wholly owned Subsidiaries of Merisant Philippines pertaining to conduct of business in the Philippines.”

(bb)                          Section 7.1(m) is hereby amended to change the “.” and the end of the sentence to “;” and add the word “or” at the end of the paragraph.

(cc)                            A new Section 7.1(n) is hereby added to read as follows:

“(n)                           Borrower shall fail to close the Refinancing Transaction on or prior to January 2, 2007.”

(dd)                          Section 7.4 is amended in its entirety to read as follows:

“[Intentionally Deleted]”

(ee)                            Schedule 6.2  is replaced in its entirety with amended Schedule 6.2 in the form attached hereto, and new Schedules 6.2(v), 6.2(xiv), and 6.8(xi) are added in the form attached hereto and incorporated herein and in the Credit Agreement for all purposes.

3.2.                            Effectiveness. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions is satisfied:

(a)                                  there shall have been delivered to the Administrative Agent in accordance with Section 4.5 counterparts of this Amendment executed by each of the Requisite Lenders, the Borrower and Holdings;

(b)                                 the Administrative Agent and the Arranger shall have received all fees and accrued and unpaid costs and expenses (including reasonable legal fees and expenses) required to be paid on or prior to the Amendment Effective Date pursuant to (y) the Credit Agreement or (z) this Amendment;

(c)                                  the Administrative Agent shall have received, for the account of the Lenders, the amendment fee required to be paid pursuant to Section 5.8 hereof on or prior to the Amendment Effective Date;

(d)                                 the Borrower shall have acquired all of the equity interests in Whole Earth Sweetener Company LLC (“Whole Earth”) pursuant to acquisition agreements satisfactory to the Requisite Lenders, and Whole Earth shall be a Wholly Owned Subsidiary of the Borrower;

(e)                                  the Borrower shall have delivered documentation pertaining to Collateral as set forth on Annex 1 attached hereto by the applicable dates set forth on such Annex (or such other dates permitted by the Requisite Lenders), together with legal opinions; and

(f)                                    the Borrower shall have delivered opinions of counsel to the Loan Parties.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES AND COVENANT

4.1.                            Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower and Holdings, jointly and severally, represents and warrants to the Administrative Agent, each Issuer and each Lender that:

(a)                                  The representations and warranties of each of the Borrower and Holdings in Article IV of the Credit Agreement and the covenants set forth in Section 6.19 of the Credit Agreement are on the date of execution and delivery of this Amendment, and will be on the Amendment Effective Date, true, correct and complete in all material respects with the same effect as though made on and as of such respective date (or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date).

(b)                                 Each of the Borrower and Holdings is in compliance in all material respects with all the terms and provisions set forth in the Credit Agreement and in each other Loan Document on its part to be observed or performed; and, except as specified and waived in Article 2 hereof, no Default or Event of Default has occurred and is continuing.

(c)                                  The execution, delivery and performance by the Borrower and Holdings of this Amendment:

(i)                                     are within such Person’s corporate powers;

(ii)                                  have been duly authorized by all necessary corporate or other entity action, including the consent of the holders of its equity interests where required;

(iii)                               do not and will not (A) contravene the certificate of incorporation or by-laws of such Person, (B) violate any other applicable requirement of law applicable to such Person or any order or decree of any governmental authority or arbitrator applicable to such Person, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any contractual obligation of such Person or any of its Subsidiaries, or (D) result in the creation or imposition of any Lien upon any of the property of such Person or any of its Subsidiaries other than those Liens permitted by the Loan Documents; and

(iv)                              do not and will not require the consent of, authorization by, approval of, notice to, or filing or registration with, any governmental authority or any other person, other than those which prior to the Amendment Effective Date will have been obtained or made and copies of which prior to the Amendment Effective Date will have been delivered to the Administrative Agent and each of which on the Amendment Effective Date will be in full force and effect.

(d)                                 No action, suit, investigation, or proceeding exists or is threatened, of the type described in Section 4.6 of the Credit Agreement or that seeks to affect any transaction contemplated by this Amendment or permitted herein.

(e)                                  This Amendment has been duly executed and delivered by the Borrower and Holdings. Each of this Amendment and the Credit Agreement constitutes the legal, valid and binding obligation of the Borrower and Holdings, enforceable against such Person in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(f)                                    The representations and warranties of the Borrower and Holdings in clauses (b) through (e) of this Section 4.1 will be on the Amendment Effective Date true, correct and complete with the same effect as though made on and as of the Amendment Effective Date.

4.2.                            Survival. The representations and warranties in Section 4.1 shall survive the execution and delivery of this Amendment and the Amendment Effective Date.

4.3.                            Post-Closing Covenant. The Borrower agrees to provide the documents required pursuant to Section B of Annex 1 attached hereto, within the time period set forth therein (or such other time period as may be requested by the Borrower and agreed by the Requisite Lenders). Failure to provide such documents within such time period shall constitute an Event of Default under the Credit Agreement.

ARTICLE 5

MISCELLANEOUS

5.1.                            No Other Amendments; Reservation of Rights; No Waiver. Other than as otherwise expressly provided herein, this Amendment shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of any Secured Party under the Credit Agreement or any other Loan Document, nor shall the entering into of this Amendment preclude any Secured Party from refusing to enter into any further amendments with respect to the Credit Agreement or any other Loan Document. Except as specified in Article 2, this Amendment shall not constitute a waiver of compliance (i) with any covenant or other provision in the Credit Agreement or any other Loan Document or (ii) of the occurrence or continuance of any present or future Default or Event of Default.

5.2.                            Ratification and Confirmation. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.

5.3.                            Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York.

5.4.                            Headings. The article and section headings contained in this Amendment are inserted for convenience only and will not affect in any way the meaning or interpretation of this Amendment.

5.5.                            Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Amendment may be delivered by exchange of copies of the signature page by facsimile transmission.

5.6.                            Severability. The provisions of this Amendment will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Amendment, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

5.7.                            Amendment. This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Credit Agreement in Section 9.1 of the Credit Agreement.

5.8.                            Costs; Expenses; Amendment Fee. Regardless of whether the transactions contemplated by this Amendment are consummated, the Borrower and Holdings, jointly and severally, agree to pay to the Administrative Agent on demand all out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment, including the fees and expenses of legal counsel to the Administrative Agent. The Borrower and Holdings, jointly and severally, agree to pay to the Administrative Agent for the account of each Lender on or prior to the Amendment Effective Date, an amendment fee equal to the product of (x) 12.5 basis points (0.125%) and (y) the Dollar Equivalent of the sum of the principal amount of all Term Loans of such Lender then outstanding on such date and the Revolving Credit Commitment of such Lender on such date, which fee shall be earned, due and payable on the Amendment Effective Date. If any Lender shall not have executed this Amendment prior to 5:00 p.m., Dallas, Texas time, on March 30, 2006, the Administrative Agent shall promptly refund such Lender’s portion of the amendment fee to Borrower without interest.

5.9.                            Assignment; Binding Effect. No party may assign either this Amendment or any of its rights, interests or obligations hereunder except in the manner specified for an assignment in respect of the Credit Agreement in Section 9.2 of the Credit Agreement. All of the terms, agreements, covenants, representations, warranties and conditions of this Amendment are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.

5.10.                     Waiver of Claims. Each of the Borrower and Holdings acknowledges and agrees that, as of the date hereof: (a) none of the Borrower, Holdings, or, to the knowledge of the Borrower, any of their Subsidiaries or Affiliates has any claim or cause of action against any of the Lenders or the Administrative Agent, the Arranger, the Syndication Agent or the Co-Documentation Agents (collectively, the “Agents”), or any of their directors, officers, employees, attorneys or agents; (b) none of the Borrower, Holdings or, to the knowledge of the Borrower, any of their Subsidiaries or Affiliates has offset rights, counterclaims or defenses of any kind against any of their obligations, indebtedness or liabilities to any of the Lenders or the Agents; and (c) each of the Lenders and the Agents has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrower, Holdings and, to the knowledge of the Borrower, each of their Subsidiaries and Affiliates. The Lenders and the Agents wish (and the Borrower and Holdings agree) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the rights, interests, contracts, collateral security or remedies of the Lenders or the Agents. Therefore, each of the Borrower and Holdings on its own behalf and on behalf of each of its respective successors and assigns, hereby waives, releases and discharges the Lenders and the Agents and all of their directors, officers, employees, attorneys and agents, from any and all claims, demands, actions or causes of action existing as of the date of this Amendment and arising out of or in any way relating to the Loan Documents and any documents, instruments, agreements (including this Amendment), dealings or other matters connected with the Loan Documents, including, without limitation, all known and unknown matters, claims, transactions or things occurring on or prior to the date of this Amendment related to the Loan Documents. The waivers, releases, and discharges in this paragraph shall be effective regardless of any other event that may occur or not occur prior to or on the date hereof.

5.11.                     Loan Document. This Amendment constitutes a Loan Document as defined in the Credit Agreement.

5.12.                     Entire Agreement. The Credit Agreement as amended by this Amendment, together with the Exhibits and Schedules thereto that are delivered pursuant thereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter of the Credit Agreement as amended by this Amendment and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter of the Credit Agreement as amended by this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment, or caused this Amendment to be executed by their authorized representatives, as of the date stated in the introductory paragraph of this Amendment.

BORROWER AND HOLDINGS:

MERISANT COMPANY
MERISANT WORLDWIDE, INC.,
f/k/a Tabletop Holdings, Inc.

By:	/s/ Anthony J. Nocchiero
Name:	Anthony J. Nocchiero
Title:	Vice President, CFO

Signature Page to

Limited Waiver and Fourth Amendment to Credit Agreement

CREDIT SUISSE,
Cayman Islands Branch,
as Administrative Agent

By:	/s/ Carol Flaton
Name:	Carol Flaton
Title:	Managing Director

By:	/s/ Sharon M. Meadows
Name:	Sharon M. Meadows
Title:	Managing Director

LENDERS:

Oligra 43

By:	/s/ Karen Thompson
Name:	Karen Thompson
Title:	Loans Officer

LENDERS:

Emerald Orchard Limited

By:	/s/ Arlene Arellano
Name:	Arlene Arellano
Title:	Loan Officer

LENDERS:

Highland Credit Ops CDO Ltd

By:	/s/ Doreen Britt
Name:	Doreen Britt
Title:	Attorney-in-fact

LENDERS:

Grand Central Asset Trust, HLD Series

By:	/s/ Mikus N. Kins
Name:	Mikus N. Kins
Title:	Attorney-in-fact

LENDERS:

Highland Floating Rate LLC

By:	/s/ Joe Dougherty
Name:	Joe Dougherty
Title:	Senior Vice President

LENDERS:

Highland Floating Rate Advantage Fund

By:	/s/ Joe Doughtery
Name:	Joe Doughtery
Title:	Senior Vice President

LENDERS:

Pioneer Floating Rate Trust

By:	/s/ Joe Doughtery
Name:	Joe Doughtery
Title:	Portfolio Manager

LENDERS:

First Trust/Highland Capital Floating Rate Income Fund

By:	/s/ Joe Doughtery
Name:	Joe Doughtery
Title:	Portfolio Manager

LENDERS:

First Trust/Highland Capital Floating Rate Income Fund II

By:	/s/ Joe Doughtery
Name:	Joe Doughtery
Title:	Portfolio Manager

LENDERS:

ELF Funding Trust I
By: Highland Capital Management, L.P., As Collateral Manager
By: Strand Advisors, Inc., Its General Partner

By:	/s/ Chad Schramek
Name:	Chad Schramek
Title:	Assistant Treasurer
Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

LENDERS:

Loan Star State Trust
By: Highland Capital Management, L.P., As Collateral Manager
By: Strand Advisors, Inc., Its General Partner

By:	/s/ Chad Schramek
Name:	Chad Schramek
Title:	Assistant Treasurer
Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

LENDERS:

Southfork CLO, Ltd.
By: Highland Capital Management, L.P., As Collateral Manager
By: Strand Advisors, Inc., Its General Partner

By:	/s/ Chad Schramek
Name:	Chad Schramek
Title:	Assistant Treasurer
Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

LENDERS:

Jasper CLO, Ltd
By: Highland Capital Management, L.P., As Collateral Manager
By: Strand Advisors, Inc., Its General Partner

By:	/s/ Chad Schramek
Name:	Chad Schramek
Title:	Assistant Treasurer
Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

LENDERS:

Gleneagles CLO, Ltd.
By: Highland Capital Management, L.P., As Collateral Manager
By: Strand Advisors, Inc., Its General Partner

By:	/s/ Chad Schramek
Name:	Chad Schramek
Title:	Assistant Treasurer
Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

LENDERS:

Restoration Funding CLO, LTD.
By: Highland Capital Management, L.P., As Collateral Manager
By: Strand Advisors, Inc., Its General Partner

By:	/s/ Chad Schramek
Name:	Chad Schramek
Title:	Assistant Treasurer
Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

LENDERS:

Rockwall CDO LTD.
By: Highland Capital Management, L.P., As Collateral Manager
By: Strand Advisors, Inc., Its General Partner

By:	/s/ Chad Schramek
Name:	Chad Schramek
Title:	Assistant Treasurer
Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

LENDERS:

Liberty CLO, Ltd.
By: Highland Capital Management, L.P., As Collateral Manager
By: Strand Advisors, Inc., Its General Partner

By:	/s/ Chad Schramek
Name:	Chad Schramek
Title:	Assistant Treasurer
Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

LENDERS:

Liberty Mutual Insurance Company
By: Highland Capital Management, L.P., As Collateral Manager
By: Strand Advisors, Inc., Its General Partner

By:	/s/ Chad Schramek
Name:	Chad Schramek
Title:	Assistant Treasurer
Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

LENDERS:

Loan Funding IV LLC
By: Highland Capital Management, L.P., As Collateral Manager
By: Strand Advisors, Inc., Its General Partner

By:	/s/ Chad Schramek
Name:	Chad Schramek
Title:	Assistant Treasurer
Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

LENDERS:

Loan Funding VII LLC
By: Highland Capital Management, L.P., As Collateral Manager
By: Strand Advisors, Inc., Its General Partner

By:	/s/ Chad Schramek
Name:	Chad Schramek
Title:	Assistant Treasurer
Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

LENDERS:

Highland Loan Funding V Ltd.
By: Highland Capital Management, L.P., As Collateral Manager
By: Strand Advisors, Inc., Its General Partner

By:	/s/ Chad Schramek
Name:	Chad Schramek
Title:	Assistant Treasurer
Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

LENDERS:

Barclays Bank PLC

By:	/s/ Gregory R. Perry
Name:	Gregory R. Perry
Title:	Attorney-in-fact

LENDERS:

Copernicus Euro CDO-I B.V.

By:	/s/ Appu Mundassery
Name:	Appu Mundassery
Title:	Director
Highland Capital Management Europe, Ltd.

LENDERS:

Copernicus Euro CDO-II B.V.

By:	/s/ Appu Mundassery
Name:	Appu Mundassery
Title:	Director
Highland Capital Management Europe, Ltd.

LENDERS:

CREDIT SUISSE, Cayman Islands Branch

By:	/s/ Ian Landow
Name:	Ian Landow
Title:	Vice President

By:	/s/ Michael T. Wotanowski
Name:	Michael T. Wotanowski
Title:	Vice President